Exhibit 99.1

Acreage Announces Comprehensive Financing Transactions

New York, NY – February 7, 2020 – Acreage Holdings, Inc. (“Acreage” or “Company”) (CSE: ACRG.U) (OTCQX: ACRGF) (FSE: 0VZ), one of the largest vertically integrated cannabis operators in the U.S., today announced it entered into agreements in respect of the following financing transactions (collectively, the “Financing Transactions”):

•	US$100,000,000 credit facility (the “Credit Facility”) with an institutional lender (the “Institutional Lender”), with US$49,000,000 available to be drawn down at First Closing (as defined below)
•	US$50,000,000 private loan transaction to provide cash collateral for the Credit Facility (the “Loan Transaction”)
•	US$30,000,000 private placement of special warrants (the “Private Placement”) and an option to acquire a further US$20,000,000 of special warrants (the “Option”)

Benefits of the Financing Transactions:

•	Capital Needs - Satisfies the near-term capital requirements of Acreage and its subsidiaries and creates a path for further borrowings pursuant to the Credit Facility up to $100 million in aggregate
o	Closing of the Private Placement and the first tranche of the Credit Facility will provide access to gross proceeds of approximately $79 million

o	Availability of further $50 million under Credit Facility (and total additional availability of $70 million if the Option is exercised)

•	Non-Dilutive to Canopy Transaction - the consideration per share to be received by Acreage shareholders upon completion of the previously approved plan of arrangement with Canopy Growth is not impacted by the Financing Transactions
•	Financial Position - the Financing Transactions significantly improve Acreage’s financial position to continue to execute on its vision while establishing paths for further additional non-dilutive and shareholder-friendly financing transactions

Kevin Murphy, Chairman and CEO of Acreage said, “In a time of limited capital availability for our industry, I am excited to announce these proposed transactions to strengthen our balance sheet, further enabling us to execute our plan to be a leading consumer cannabis company in the U.S. In the course of these transactions, we have cemented a relationship with a well-capitalized institutional lender that has the capacity to provide additional credit facilities as necessary.”

ADDITIONAL TRANSACTION DETAILS

Credit Facility

A subsidiary of Acreage (the “Borrower”) may draw down up to US$100,000,000 from the Institutional Lender under the Credit Facility in three tranches, with the first advance, of US$49,000,000, expected to be received in February 2020, subject to satisfaction of the closing conditions including closing of the Loan Transaction (“First Closing”).

Interest under the Credit Facility advances will be payable monthly as follows: (a) for the first year, 2.55% per annum on the first advance, 1.25% per annum on the second advance, and a rate to be negotiated for the third advance; and (b) for the second year, a rate to be negotiated. Advances made pursuant to the Credit Facility will be secured by a guarantee from the IP Borrower (as defined below) and security over the US$50,000,000 of the proceeds from the Loan Transaction (the “Cash Collateral”). The Borrower may drawdown on the remaining US$51,000,000 of the Credit Facility if such additional advances are secured by cash collateral equal to the additional amounts borrowed plus US$1,000,000. The Institutional Lender will not have security in any of Acreage’s or its subsidiaries’ other property or assets. The Credit Facility has a two-year term and matures, subject to acceleration in certain limited instances, on the date that is two years from First Closing.

Acreage expects to use the advances for working capital and general corporate purposes.

Loan Transaction

In order to fund the Cash Collateral, an Acreage subsidiary (the “IP Borrower”) will borrow US$50,000,000 in the aggregate (the “Borrowed Amount”) from IP Investment Company, LLC (the “Lender”). Kevin Murphy, Acreage’s Chief Executive Officer, is lending US$21,0000,000 of the Borrowed Amount to the Lender in connection with the completion of the Lender’s loan to the IP Borrower. Acreage has been advised that Mr. Murphy will not be a member, an officer nor a director of the Lender and that Mr. Murphy will be entitled to receive, assuming full repayment of the Borrowed Amount at maturity, US$23,100,000 along with up to 304,001 Interest Shares (as defined below). The maturity date for borrowings under the Loan Transaction, subject to acceleration in certain instances, will be 366 days from the closing date of the Loan Transaction.

Monthly interest under the Loan Transaction will be satisfied by the IP Borrower delivering to the Lender 83,333 Acreage Class A subordinate voting shares (“Subordinate Voting Shares”) per month, or 1,000,000 Subordinate Voting Shares in the aggregate (the “Interest Shares”). Acreage is required to use commercially reasonable efforts to ensure that the Interest Shares are not subject to resale restrictions.

The Lender will be granted a security interest in the non-U.S. intellectual property owned by Acreage and its affiliates (the “IP Security”). If the IP Borrower has not repaid the principal amount outstanding at maturity along with an additional repayment amount, being an aggregate of US$55,000,000, the Lender shall have the right to enforce its IP Security and sell such collateral to a third party in satisfaction of the IP Borrower’s obligations to the Lender. In the event that the sale of the IP Security does not take place, the Lender may require Acreage to issue up to 20,000,000 Subordinate Voting Shares, with all net proceeds of the offering payable to the Lender in satisfaction of the repayment amount owing to it. If the Lender does not receive at least US$55,000,000 from the net proceeds of such offering and Acreage does not make a cash payment in respect of any shortfall, certain subsidiaries of Acreage will be required to dispose of assets (“Secured Assets”) in transactions to make up the difference between US$55,000,000 and the net proceeds from such offering.

If, prior to the date that is four months from the closing of the Credit Facility, Acreage or its affiliates has not (a) borrowed or otherwise raised debt or equity capital from any person of at least an additional US$65,000,000, or (b) repaid US$20,000,000 of the principal amount of the Borrowed Amount by (i) paying US$22,000,000 to the Lender and concurrently delivering to the Lender that number of Interest Shares equal to 48% of the Interest Shares that have yet to be delivered to the Lender, the Lender shall have the right to accelerate the maturity of US$20,000,000 of the principal amount of the Borrowed Amount. If this acceleration occurs, (a) certain Secured Assets will be transferred to the Lender in satisfaction of the maturing amount, and (b) a number of Interest Shares equal to 48% of the Interest Shares that have yet to be delivered to the Lender shall be immediately delivered by the IP Borrower. If the Secured Assets cannot be transferred for regulatory reasons, Acreage and/or its applicable subsidiaries will make arrangements to provide the economic benefits thereof to the Lender.

The Lender shall have the right to put any Interest Shares that it still owns upon maturity of the Loan Transaction to the IP Borrower at a put price of US$4.50 per Interest Share for a period of 10 business days following the maturity date.

Closing of the Loan Transaction is expected to occur in February, 2020 and is subject to execution of definitive transaction documents, required consent and approval, closing of the Private Placement, approval of the Canadian Securities Exchange (“CSE”) and customary closing conditions.

The participation of Kevin Murphy in the Loan Transaction constitutes a “related party transaction” within the meaning of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”).  The Company has relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61-101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61-101 in respect of related party participation in the placement as neither the fair market value (as determined under MI 61-101) of the subject matter of, nor the fair market value of the consideration for, the transaction, insofar as it involved the related parties (being Mr. Murphy), exceeded 25% of the Company’s market capitalization (as determined under MI 61-101).  Further details will be included in a material change report to be filed by the Company.  The material change report will not be filed more than 21 days prior to closing of the Loan Transaction due to the timing of the announcement of the Loan Transaction and the anticipated closing thereof occurring in less than 21 days.

Private Placement

Acreage also announced today the Private Placement of US$30,000,000 of special warrants ("Special Warrants") at a price of US$4.93 (the “Issue Price”) per Special Warrant. The Special Warrants shall be automatically exercised (without payment of any further consideration) into units of the Company (the “Units”) on the earliest to occur of: (i) the date that is three business days following the date on which the Company files a prospectus supplement (the “Qualification Prospectus Supplement”) to the Company’s base shelf prospectus dated August 8, 2019 (the “Base Shelf Prospectus”) with the applicable securities regulatory authorities in the Province of Ontario and each of the jurisdictions in Canada in which the Special Warrants are sold (collectively, the “Securities Commissions”) qualifying the distribution of the Units issuable upon exercise of the Special Warrants, and (ii) the date that is four months and one day after the Closing Date (as hereinafter defined) (the “Automatic Conversion Date”), subject to adjustment in certain events.

Each Unit will consist of one Subordinate Voting Share and one Subordinate Voting Share purchase warrant of the Company (a “Warrant”). Each Warrant will be exercisable to acquire one subordinate voting share of the Company (a “Warrant Share”) for a period of five years following the Closing Date (as hereinafter defined) of the Private Placement at an exercise price of US$5.80 per Warrant Share, subject to adjustment in certain events.

At the closing of the Private Placement, the lead subscriber will be granted the Option to purchase, at the Issue Price per Special Warrant, up to US$20,000,000 of additional Special Warrants or, if the Qualification Prospectus Supplement has been filed prior to the time of exercise, Units, exercisable at the lead subscriber’s option at any time up until 8:00 a.m. (Eastern time) on March 16, 2020. The Qualification Prospectus Supplement shall also qualify the distribution of the Units issuable upon exercise of such additional Special Warrants (if the Option is exercised prior to filing the Qualification Prospectus Supplement) or issuable upon exercise of the Option (if the Option has not been exercised prior to the filing of the Qualification Prospectus Supplement).

The net proceeds from the Private Placement will be used for working capital and general corporate purposes.

Canaccord Genuity Corp. is acting as bookrunner and lead agent (the “Agent”) on a fully marketed, “best efforts” private placement basis.

The Special Warrants shall be offered and sold by private placement to “accredited investors” within the meaning of National Instrument 45-106 - Prospectus Exemptions and other exempt purchasers only in those provinces of Canada in which a receipt (or deemed receipt) has been issued for the Base Shelf Prospectus by the applicable securities regulatory authority.

The Special Warrants and the Warrants will not be listed on any stock exchange. The Company intends to apply to list the Subordinate Voting Shares and the Warrant Shares on the CSE.

The Special Warrants issued pursuant to the Private Placement will be subject to a statutory four month and one day hold period following the Closing Date subject to the earlier clearing of the Qualification Prospectus Supplement qualifying the distribution of the Units issuable upon exercise of the Special Warrants.

Closing of the Private Placement is expected to occur on or about February 7, 2020 (the “Closing Date”). Closing of the Private Placement is subject to customary closing conditions, including, without limitation, receipt of all regulatory approvals.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the United States. The Special Warrants being offered have not been, nor will they be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the U.S. Securities Act) absent registration or an applicable exemption from the registration requirements. This news release will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the securities in any state of the United States in which such offer, solicitation or sale would be unlawful.

ABOUT ACREAGE

Headquartered in New York City, Acreage is one of the largest vertically integrated, multi-state operators of cannabis licenses and assets in the U.S., according to publicly available information. Acreage owns licenses to operate or has management or consulting services or other agreements in place with license holders to assist in operations in 20 states (including pending acquisitions) with a population of approximately 180 million Americans, and an estimated 2022 total addressable market of US$16.7 billion in legal cannabis sales, according to Arcview Market Research. Acreage is dedicated to building and scaling operations to create a seamless, consumer-focused branded cannabis experience. Acreage debuted its national retail store brand, The Botanist, in 2018 and its award-winning consumer brands, The Botanist and Live Resin Project in 2019.

On June 27, 2019 Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”) with Canopy Growth. Pursuant to the Arrangement, the Acreage articles were amended to provide Canopy Growth with an option to acquire all of the issued and outstanding shares in the capital of Acreage, with a requirement to do so, upon a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), subject to the satisfaction of the conditions set out in the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 (the “Arrangement Agreement”). Acreage will continue to operate as a stand-alone entity and to conduct its business independently, subject to compliance with certain covenants contained in the Arrangement Agreement. Upon the occurrence or waiver of the Triggering Event, Canopy Growth will exercise the option and, subject to the satisfaction or waiver of certain conditions to closing set out in the Arrangement Agreement, acquire (the “Acquisition”) each of the Subordinate Voting Shares (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) in exchange for the payment of 0.5818 of a common share of Canopy Growth per Subordinate Voting Share (subject to adjustment in accordance with the terms of the Arrangement Agreement). If the Acquisition is completed, Canopy Growth will acquire all of the Acreage Shares, Acreage will become a wholly owned subsidiary of Canopy Growth and Canopy Growth will continue the operations of Canopy Growth and Acreage on a combined basis. For more information about the Arrangement and the Acquisition please see the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Canopy Growth’s and Acreage’s respective profiles on SEDAR at www.sedar.com. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.

FORWARD LOOKING STATEMENTS

This news release and each of the documents referred to herein contains “forward-looking information” within the meaning of applicable Canadian and United States securities legislation. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the financing transactions described herein meeting Acreage’s capital requirements, the closing of the Credit Facility, Loan Transaction, Private Placement and the use of proceeds thereof, the execution of definitive documentation in respect of the Loan Transaction, the filing of the Qualification Prospectus, future access to capital, and the proposed transaction with Canopy Growth, including the anticipated benefits and likelihood of completion thereof.

Generally, forward-looking information may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. There can be no assurance that such forward-looking information will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information. This forward-looking information reflects Acreage’s current beliefs and is based on information currently available to Acreage and on assumptions Acreage believes are reasonable. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Acreage to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities; the ability of Acreage and Canopy Growth to satisfy, in a timely manner, the conditions to the completion of the Acquisition; the likelihood of completion of the Acquisition; other expectations and assumptions concerning the transactions contemplated between Acreage and Canopy Growth; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts; reliance on the expertise and judgment of senior management of Acreage; risks related to proprietary intellectual property and potential infringement by third parties; the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; and limited research and data relating to cannabis. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in Acreage’s disclosure documents, including the Circular and Acreage’s Annual Information Form for the year ended December 31, 2018 filed on April 29, 2019, on the SEDAR website at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement. The forward-looking information contained in this news release represents the expectations of Acreage as of the date of this news release and, accordingly, is subject to change after such date. However, Acreage expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

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Investor Contacts:	Media Contact:

Steve West	Howard Schacter
Vice President, Investor Relations	Vice President of Communications
Investors@acreageholdings.com	h.schacter@acreageholdings.com
646-600-9181	646-600-9181